EXHIBIT 99.2

Eagle Ford Oil Company, Inc.

Financial Statements

The Three Months Ended March 31, 2012 and 2011

Eagle Ford Oil Company, Inc.

(An Exploration Stage Company)

INDEX TO FINANCIAL STATEMENTS

Page

Unaudited Statement of Assets Acquired and Liabilities Assumed	F-1

Unaudited Statement of Revenues and Direct Expenses	F-2

Notes to the Unaudited Financial Statements	F-3 to F-5

EAGLE FORD OIL COMPANY, INC.

(An Exploration Stage Company)

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED - Unaudited

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS
Accounts Receivable	$-	$20,115
TOTAL CURRENT ASSETS	-	20,115
PROPERTY, PLANT and EQUIPMENT
Proved undeveloped oil and gas property	3,582,114	3,557,891
TOTAL FIXED ASSESTS	3,582,114	3,557,891

TOTAL ASSETS	$3,582,114	$3,578,006

LIABILITIES AND NET INVESTMENT DEFICIT
CURRENT LIABILITIES
Due to the Caltex bankruptcy estate	$295,000	$295,000
Accrued Payroll Expense	-	1,848
TOTAL CURRENT LIABILITIES	295,000	296,848

NON CURRENT LIABILITIES
CalTex Option B Payable	726,920	712,573
Asset Retirement Obligation	2,378,201	2,331,962
	3,105,121	3,044,535

TOTAL LIABILITIES	3,400,121	3,341,383
Commitments and contingencies	-	-

NET INVESTMENT	181,993	236,623
TOTAL LIABILITIES AND NET INVESTMENT	$3,582,114	$3,578,006

See accompanying notes.

F-1

EAGLE FORD OIL COMPANY, INC.

(An Exploration Stage Company)

STATEMENT OF DIRECT REVENUES AND EXPENSES - Unaudited

			From Inception on December 20, 2010
			Through
	Three Months Ended March 31,		March 31,
	2012	2011	2012

REVENUE
Oil Revenue	$191	$-	$114,105
Total Operating Income	191	-	114,105

OPERATING EXPENSES:
Lease Operating expense	91,906	-	169,272
Depletion	-	-	23,872
Total Operating expenses	91,906	-	193,144

LOSS FROM OPERATIONS	(91,715)	-	(79,039)

OTHER EXPENSES
Interest Expense	(60,586)	-	(234,753)

NET LOSS	$(152,301)	$-	$(313,792)

See accompanying notes.

F-2

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Note 1 – Leasehold Interests and Basis of Presentation

Eagle Ford Oil Co, Inc. (the “Company” and “Eagle Ford”) was incorporated on December 20, 2010 in the state of Texas. The Company was essentially dormant and had no operations until it closed on the acquisition of the leasehold interests described below in March 2011

The accompanying statements relate to the 80% of the interests in the revenues and direct operating expenses of the oil and natural gas producing leasehold interests acquired by Pan American Oil Company, LLC (“Pan American”), which is a wholly owned subsidiary of Rio Bravo Oil, Inc. from Eagle Ford on May 25, 2012, which was effective as of April 1, 2012. The leasehold interests encompass fields located primarily in Caldwell and Guadeloupe Counties, Texas, which consist of approximately 4,500 gross acres (2,143 net to the working interests). The Company’s leasehold rights encompass all depths other than those for the Edwards formation on those acres. The purchase price of these properties was approximately $2,225,000 of which $2 million was payable in cash with the remaining $225,000 in the form of a Note. At acquisition, the leases contained approximately 500 wells. Pan American acquired 80% of the working interests and 60% of the net revenue interest from the Company with an additional carry of the 20% working interest for all well and cap-ex costs and for the costs associated with the swabbing operation held by the Company. The Company remains the third party operator for all of the fields.

The statements of revenues and direct operating expenses and the statement of assets acquired and liabilities assumed have been derived from the operator's historical financial records and prepared on the accrual basis of accounting. Revenues and direct operating expenses relate to the historical net revenue interests and net working interests in the Properties. Crude oil and natural gas revenues are recognized on the sales method when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectability of the revenue is probable. Revenues are reported net of overriding and other royalties due to third parties. Direct operating expenses include lease operating expenses, production and ad valorem taxes, and all other direct operating costs associated with the properties. Direct operating expenses do not include corporate overhead and income taxes.

The accompanying financial statements may not be indicative of future performance and may not reflect what the results of operations, financial position and cash flows would have been had the properties operated as a separate entity during all of the periods presented. These acquired properties only represented a portion of Operator’s oil and gas working and net revenue interests.

The statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Properties going forward due to the omission of various operating expenses. During the periods presented, the properties were not accounted for or operated as a separate division by the private sellers. Certain costs, such as, interest on loan, professional fees and general and administrative expenses, and corporate income taxes were not allocated to the individual businesses. Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

F-3

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Note 2 - Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available on a property-by-property basis, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative expenses, interest on outstanding loans or professional fees has been made to the leaseholds. Accordingly, the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission's Regulation S-X.

The following table presents, on an unaudited basis, the expenses omitted from the presentation, for the three months ended March 31, 2012:

Compensation and related expenses	$28,975
General and administrative expenses	88,946
Professional fees	54,057
Interest expense	-
Total omitted expenses	$171,978

Note 3 – Oil and Gas Properties

Oil and gas properties consisted of the following:

	March 31, 2012	December 31, 2011
Proved property	$3,605,986	3,581,763
Unproved property	-	-
	3,605,986	3,581,763
Accumulated depreciation, depletion and amortization	(23,872)	(23,872)
Total Oil and Gas Property	$3,582,114	3,557,891

On March 15, 2011, the US Federal Bankruptcy Court for the Western District of Texas approved case No.10-10280-CAG in re: Caltex Swabbing Company, d/b/a Caltex Energy Company (“Caltex”), as the Debtors Second Amended Plan of Reorganization (the “Plan”) under Chapter 11 of the US Bankruptcy Code. The Plan called for the sale, free and clear of all liens and encumbrances, of the leasehold interests held by Caltex to the Company. The purchase price was (a) payment of approximately $848,000 to an escrow for the benefit of secured claimants and (b) a payment of $5,000 per well drilled up to a maximum of 200 wells by March 16, 2016 for the benefit of unsecured claimants. In the event that as of March 16, 2016 all 200 wells had not been drilled, the Company was obligated to pay on March 16, 2016 the difference between the $1 million and the amount paid per well. These financial statements include the liability discounted to the purchase date and accreted to December 31, 2011 using the Company’s credit adjusted risk free rate of 8%. Total accretion of the liability, recorded as interest expense in the statement of revenues and direct expenses, was approximately $14,000 and $0 for the three months ended March 31, 2012 and 2011, respectively.

F-4

EAGLE FORD OIL COMPANY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

During 2010 and through March 15, 2011, the Company was advanced approximately $389,000 by Rio Bravo Oil, LLC which was used to fund the operating expenses of Caltex while it was in bankruptcy. The Company was thus a secured claimant and also an impaired claimant under the Plan. The Company was able to utilize approximately $212,000 of the advances towards the purchase price noted above. As of December March 31, 2012 and 31, 2011 the Company owed $295,000 of the purchase price to the bankruptcy estate.

Note 4 – Asset Retirement Obligation

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $6,000 to $8,000

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 14 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance – December 31, 2011	$2,331,962
Liabilities incurred	-
Liabilities Settled
Accretion expense	46,239
Balance at March 31, 2012	$2,378,201

F-5